exhibit A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A Common Stock of Oklo Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 14, 2025

Data Collective IV, L.P.

By: Data Collective IV GP, LLC, its General Partner

By:	/s/ Zachary Bogue
Name:	Zachary Bogue
Title:	Managing Member

Data Collective IV GP, LLC

By:	/s/ Zachary Bogue
Name:	Zachary Bogue
Title:	Managing Member

Three Kingdoms Capital Partners, L.P.

By: Archimedes Capital Asia, LLC, its General Partner

By:	/s/ Matthew Ocko
Name:	Matthew Ocko
Title:	Managing Member

Archimedes Capital Asia, LLC

By:	/s/ Matthew Ocko
Name:	Matthew Ocko
Title:	Managing Member

Matthew Ocko

By:	/s/ Matthew Ocko
Name:	Matthew Ocko

Zachary Bogue

By:	/s/ Zachary Bogue
Name:	Zachary Bogue